As filed with the Securities and Exchange Commission on September 27, 1996

                                             Registration No.

                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          OPTICAL COATING LABORATORY, INC.
             (Exact name of registrant as specified in its charter)

       DELAWARE                                        68-0164244
(State or other jurisdiction                       (I.R.S. Employer
of incorporation or organization)                  Identification No.)

                             2789 NORTHPOINT PARKWAY
                       SANTA ROSA, CALIFORNIA  95407-7397
                    (Address of Principal Executive Offices)

                        OPTICAL COATING LABORATORY, INC.
                        1996 INCENTIVE COMPENSATION PLAN
                            (Full title of the plan)

                             HERBERT M. DWIGHT, JR.
                        Optical Coating Laboratory, Inc.
                             2789 Northpoint Parkway
                        Santa Rosa, California  95407-7397
                     (Name and address of agent for service)

                                   Copies to:
                                JOHN V. ERICKSON
                               Collette & Erickson
                              555 California Street
                        San Francisco, California  94104
                                 (415) 788-4646


                         CALCULATION OF REGISTRATION FEE
- ----------------------------------------------------------------------------
                               Proposed      Proposed
Title of                       maximum       maximum
Securities        Amount       offering      aggregate
to be             to be        price         offering     Amount of
registered        registered   per unit(a)   price (a)    registration fee
- ----------------------------------------------------------------------------
Common Stock,     950,000
$.01 par value    shares       $11.625      $11,043,750   $3,808.19

(a) Estimated solely for the purpose of determining the registration fee. Pursuant to Section 6(b) of the Securities Act of 1933 and Rule 457(c) of the Securities Act Rules, the computation of fees is based upon the average of the high and low prices on September 18, 1996, of the Common Stock as reported in The Wall Street Journal on September 19, 1996.

The approximate date of commencement of the proposed sale of the securities to the public is as soon as practicable following the effective date of this Registration Statement.


                                  PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Company hereby incorporates by reference into this Registration Statement the following documents filed with the Commission:

1. The Company's annual report on Form 10-K for the fiscal year ended October 31, 1995 filed pursuant to Section 13(a) of the Exchange Act;

2. The Company's quarterly reports on Form 10-Q for the fiscal quarters ended January 31, 1996, April 28, 1996 and July 28, 1996, filed pursuant to Section 13(a) of the Exchange Act;

3.   The Company's proxy statement dated March 8, 1996, filed pursuant to
     Section 14 of the Exchange Act;

4.   The description of the Company's Common Stock, registered under
     Section 12 of the Exchange Act, which is contained in the Registration Statement filed under such Act, including any amendment or report filed for the purpose of updating such description.

     All reports and definitive proxy or information statements subsequently filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. See "Available Information." Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently-filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

     The Company will provide without charge to each person to whom a prospectus is delivered, upon request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents not specifically incorporated by reference). Written or telephone requests should be directed to Optical Coating Laboratory, Inc., 2789 Northpoint Parkway, Santa Rosa, California 95407-7397, Telephone (707) 545-6440, Attention: John M. Markovich, Vice President, Finance and Chief Financial Officer.

ITEM 4.   DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        In June 1986, Delaware enacted legislation which authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of directors' fiduciary "duty of care." Under prior Delaware law, directors were accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Although the new statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. Numerous lawsuits alleging breach of directors' duty of care have been filed in connection with corporate mergers and acquisitions. The new statute permits corporations to limit available remedies of stockholders in connection with these transactions, as well as in other circumstances. The legislation has no effect on director's liability for (1) breach of the director's duty of loyalty, (2) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, (3) a corporation's illegal payment of dividends, and (4) approval of any transaction from which the director derives an improper personal benefit. The statute will have no effect on claims arising under the federal securities laws.

     In connection with the Company's reincorporation in Delaware in November 1987, the Company included in its Certificate of Incorporation a provision limiting directors' liability to the greatest extent permitted by Delaware corporate law. In addition, the Certificate of Incorporation and the Company's Bylaws provide that the Company will indemnify its directors and officers to the fullest extent permitted under Delaware law, including circumstances in which indemnification is otherwise discretionary. The Company submitted these charter and Bylaw provisions to its stockholders, who approved them in March 1987. In addition, the Company has entered into separate Indemnification Agreements with its directors and officers to the full extent permitted by applicable law and the Company's Certificate of Incorporation. The general effect of the indemnification provisions of the Bylaws and the Indemnification Agreements is to require the Company, among other things, to indemnify its directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers (provided the officer or director acted in good faith and in a manner he or she believed to be in or not opposed to the best interests of the Company and, with respect to a criminal proceeding, provided he or she had no reasonable cause to believe that the conduct was unlawful), and to advance their expenses (including attorneys' fees) incurred as a result of any proceeding against them as to which they could be indemnified. The Company believes that its charter and Bylaw provisions and the separate Indemnification Agreements are necessary to attract and retain qualified persons as directors and officers.

     At present, the Company is not aware of any threatened litigation or proceeding which could result in a claim for indemnification by any director or officer.

     Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

4(a) Restated Certificate of Incorporation dated June 10, 1988.
     Incorporated by reference to Exhibit 4(a) of Registrant's Form 10-Q for the quarter ended July 31, 1988.

4(b) Bylaws. Incorporated by reference to Registrant's Form 8-K dated
     November 2, 1987.

4(c) Rights Agreement between Registrant and First Interstate Bank of
     California dated November 25, 1987.  Incorporated by reference to
     Exhibit 4 of Registrant's Form 10-K for the fiscal year ended October 31, 1987.

4(d) Stock Purchase Agreement dated as of February 6, 1995 by and between the Registrant, Netra Corporation and the Sellers as identified on the signature page of said agreement, each a shareholder of Netra Corporation, for the purchase by the Registrant of all of the shares of common and preferred stock of Netra Corporation. Incorporated by reference to Exhibit (4) of Registrant's Form 10-Q for the quarter ended April 30, 1995.

4(e) Optical Coating Laboratory, Inc. 12,000 shares of 8% Series C
     Convertible Redeemable Preferred Stock Purchase Agreement among the Registrant and the investors named therein dated as of May 1, 1995. Incorporated by reference to Exhibit 4(e) of Registrant's Form S-8 dated July 6, 1995.

4(f) Certificate of Designation, Preferences and Rights of Series C
     Convertible Redeemable Preferred Stock of Optical Coating Laboratory, Inc. dated May 2, 1995. Incorporated by reference to Exhibit 4(f) of Registrant's Form S-8 dated July 6, 1995.

5*    Opinion and consent of Collette & Erickson.

15*   Letter of Deloitte & Touche LLP regarding unaudited interim financial information.

23(a)*     Consent of Deloitte & Touche LLP

23(b)*     Consent of Counsel  (See Exhibit 5, above).

24   Power of Attorney  (See page II-7).

28   Not Applicable

99 1996 Incentive Compensation Plan. Incorporated by reference to Registrant's Proxy Statement dated March 8, 1996.



ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Rosa and State of California, on the 27th day of September 1996.

                         OPTICAL COATING LABORATORY, INC.




                         By   /S/JOHN M. MARKOVICH
                         ______________________________________________
                                 John M. Markovich
                              Vice President, Finance
                            and Chief Financial Officer



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears above or below hereby appoints John V. Erickson, Joseph C. Zils, John M. Markovich or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign and file any and all amendments to this registration statement under the Securities Act of 1933, and all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

  SIGNATURE                         TITLE                    DATE

                            Chairman of the Board,
                               President and
/S/HERBERT M. DWIGHT, JR.  Chief Executive Officer    September 27, 1996
Herbert M. Dwight, Jr.

                            Vice President, Finance
/S/JOHN M. MARKOVICH      and Chief Financial Officer September 27, 1996
John M. Markovich

                                 Vice President
/S/JOHN MCCULLOUGH                and Director        September 27, 1996
John McCullough


/S/DOUGLAS C. CHANCE               Director           September 27, 1996
Douglas C. Chance


/S/JULIAN SCHROEDER                Director          September 27,1996
Julian Schroeder


/S/RENN ZAPHIROPOULOS              Director         September 27,1996
Renn Zaphiropoulos



                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                           EXHIBIT
__________________________________________________________________________

4(a) Restated Certificate of Incorporation dated June 10, 1988.
     Incorporated by reference to Exhibit 4(a) of Registrant's Form 10-Q for the quarter ended July 31, 1988.

4(b) Bylaws. Incorporated by reference to Registrant's Form 8-K dated
     November 2, 1987.

4(c) Rights Agreement between Registrant and First Interstate Bank of
     California dated November 25, 1987.  Incorporated by reference to
     Exhibit 4 of Registrant's Form 10-K for fiscal year ended October 31,
     1987.

4(d) Stock Purchase Agreement dated as of February 6, 1995 by and between the Registrant, Netra Corporation and the Sellers as identified on the signature page of said agreement, each a shareholder of Netra Corporation, for the purchase by the Registrant of all of the shares of common and preferred stock of Netra Corporation. Incorporated by reference to Exhibit (4) of Registrant's Form 10-Q for the quarter ended April 30, 1995.

4(e) Optical Coating Laboratory, Inc. 12,000 shares of 8% Series C
     Convertible Redeemable Preferred Stock Purchase Agreement among the Registrant and the investors named therein dated as of May 1, 1995. Incorporated by reference to Exhibit 4(e) of Registrant's Form S-8 dated July 6, 1995.

4(f) Certificate of Designation, Preferences and Rights of Series C
     Convertible Redeemable Preferred Stock of Optical Coating Laboratory, Inc. dated May 2, 1995. Incorporated by reference to Exhibit 4(f) of Registrant's Form S-8 dated July 6, 1995.

5+   Opinion and consent of Collette & Erickson.

15+ Letter of Deloitte & Touche LLP regarding unaudited interim financial information.

23(a) +   Consent of Deloitte & Touche LLP

23(b) +   Consent of Counsel  (See Exhibit 5, above).

24+  Power of Attorney  (See page II-7).

28   Not Applicable

99 1996 Incentive Compensation Plan. Incorporated by reference to Registrant's Proxy Statement dated March 8, 1996.

+Items not previously filed.